Exhibit 99.2

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SUMMARY OF OPERATIONS			QUARTER	ENDED
($ in thousands, except per-share data)

	June 30	March 31	December 31		September 30	June 30
	2005	2005	2004		2004	2004

Interest income	$296,125	$ 283,576	$ 272,936		$ 261,558	$ 240,060
Interest expense	96,110	84,928	77,065		69,719	55,540

Net interest income	200,015	198,648	195,871		191,839	184,520
Provision for loan losses	14,000	15,700	12,000		12,250	12,000

Net interest income after provision	186,015	182,948	183,871		179,589	172,520

Noninterest income:
Service charges on deposits	51,561	49,855	48,047		48,115	44,736
Card-related fees	17,718	16,580	16,230		15,994	15,333
Mortgage banking	4,923	4,631	6,053		5,701	30,240
Retail investment fees	7,846	8,663	6,634		7,887	8,138
Trust fees	5,773	5,777	5,381		5,839	5,881
Insurance	5,496	4,786	4,344		4,808	4,766
Investment banking	5,602	7,860	6,206		5,017	3,653
Other service, collection and exchange charges	6,343	5,717	5,228		5,585	5,392
Other operating income	5,960	8,472	3,750		4,992	5,629
Securities gains (losses), net	527	1,195	43		153	(22,405)

Noninterest income	111,749	113,536	101,916		104,091	101,363

Noninterest expense:
Salaries and employee benefits	92,286	93,227	88,150		87,347	84,887
Occupancy and equipment	23,424	23,145	22,271		22,035	20,291
Data processing	9,913	10,126	9,337		9,540	10,044
Advertising and promotional expense	8,698	9,644	7,267		8,350	8,307
Stationery and supplies, postage and telecommunications	7,318	7,520	7,307		7,318	7,611
Amortization of purchase accounting intangibles	1,670	1,743	1,826		1,904	1,551
Foreclosed property expense, net	22	(14,494)	(911)		(493)	(250)
Other operating expense	30,940	34,115	32,672		30,350	28,361

Noninterest expense	174,271	165,026	167,919		166,351	160,802

Income before income taxes and minority interest	123,493	131,458	117,868		117,329	113,081
Income tax expense	44,025	45,930	40,746		40,823	39,700
Minority interest, net of income taxes	33	(248)	5		40	31

Net income	$ 79,435	$ 85,776	$ 77,117		$ 76,466	$ 73,350

Net income per common share	$ 0.51	$ 0.56	$ 0.50		$ 0.50	$ 0.48
Net income per common share - assuming dilution	$ 0.50	$ 0.54	$ 0.49		$ 0.49	$ 0.47
Return on average assets	1.44%	1.54%	1.41%		1.44%	1.46%
Return on average equity	15.64%	17.41%	16.18%		16.40%	16.11%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES	QUA	RTER	EN	DED	SIX	MONTHS	ENDED
($ in millions)

	June 30	June 30			June 30	June 30
	2005	2004		CHANGE	2005	2004	CHANGE

Assets
Cash and due from banks	$ 632.5	$ 607.5		4%	$ 648.9	$ 598.3	8%
Short-term investments	156.2	206.0		(24)	326.1	203.7	60
Securities	4,490.8	4,138.6		9	4,530.3	4,075.0	11
Mortgage loans held for sale	83.0	162.7		(49)	75.4	156.6	(52)
Loans	15,910.0	14,252.5		12	15,795.0	13,624.3	16
Reserve for loan losses	(229.4)	(228.1)		1	(228.3)	(221.1)	3

Loans, net	15,680.6	14,024.4		12	15,566.7	13,403.2	16
Intangible assets:
Goodwill	337.4	285.0		18	337.4	247.0	37
Mortgage servicing rights	1.4	100.8		(99)	1.5	108.5	(99)
Other intangible assets	29.1	15.7		85	30.0	13.9	116
Other assets	673.1	552.9		22	664.5	513.5	29

Total assets	$ 22,084.1	$ 20,093.6		10%	$ 22,180.8	$ 19,319.7	15%

Liabilities
Noninterest-bearing deposits	$ 3,184.8	$ 3,185.7		-%	$ 3,219.1	$ 3,051.9	5%
Interest-bearing deposits	14,171.1	12,533.4		13	14,235.1	11,955.3	19

Total deposits	17,355.9	15,719.1		10	17,454.2	15,007.2	16
Short-term borrowings	653.2	664.5		(2)	589.8	878.9	(33)
Other liabilities	257.5	305.3		(16)	312.5	279.6	12
Debt	1,786.4	1,583.9		13	1,823.5	1,342.8	36

Total liabilities	20,053.0	18,272.8		10	20,180.0	17,508.5	15
Shareholders' equity	2,031.1	1,820.8		12	2,000.8	1,811.2	10

Total liabilities and shareholders' equity	$ 22,084.1	$ 20,093.6		10%	$ 22,180.8	$ 19,319.7	15%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES	June 30	June 30		March 31
($ in millions)	2005	2004	CHANGE	2005	CHANGE

Assets
Cash and due from banks	$ 686.0	$ 623.5	10%	$ 620.5	11%
Short-term investments	46.9	24.4	92	471.1	(90)
Securities	4,115.3	4,162.0	(1)	4,505.3	(9)
Mortgage loans held for sale	100.3	112.0	(10)	87.1	15
Loans:
Commercial	3,760.4	3,636.8	3	3,912.8	(4)
Small business	3,416.1	3,401.3	--	3,271.8	4
Consumer	8,815.8	8,291.5	6	8,596.4	3

Total loans	15,992.3	15,329.6	4	15,781.0	1
Reserve for loan losses	(227.1)	(235.1)	(3)	(228.7)	(1)

Loans, net	15,765.2	15,094.5	4	15,552.3	1
Intangible assets:
Goodwill	337.4	337.4	--	337.4	--
Mortgage servicing rights	1.3	125.3	(99)	1.5	(13)
Other intangible assets	28.3	35.4	(20)	29.9	(5)
Other assets	1,003.9	796.6	26	628.6	60

Total assets	$ 22,084.6	$ 21,311.1	4%	$ 22,233.7	(1)%

Liabilities
Noninterest-bearing deposits	$ 3,171.2	$ 3,224.5	(2)%	$ 3,138.0	1%
Interest-bearing deposits	13,927.0	13,153.1	6	14,436.4	(4)

Total deposits	17,098.2	16,377.6	4	17,574.4	(3)
Short-term borrowings	910.7	793.2	15	591.6	54
Other liabilities	206.5	342.9	(40)	247.7	(17)
Debt	1,762.5	1,956.0	(10)	1,825.8	(3)

Total liabilities	19,977.9	19,469.7	3	20,239.5	(1)

Shareholders' equity
Common stock	336.6	326.2	3	332.0	1
Surplus	643.0	540.1	19	597.8	8
Retained earnings	1,450.7	1,255.5	16	1,402.5	3
Treasury stock	(312.7)	(267.5)	17	(315.4)	(1)
Accumulated other comprehensive
income	3.8	5.2	(27)	(8.0)	148
Unearned compensation	(14.7)	(18.1)	(19)	(14.7)	--

Total shareholders' equity	2,106.7	1,841.4	14	1,994.2	6

Total liabilities and shareholders' equity	$ 22,084.6	$ 21,311.1	4%	$ 22,233.7	(1)%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
PERIOD-END BALANCES	June 30	March 31	December 31	September 30	June 30
($ in millions)	2005	2005	2004	2004	2004

Assets
Cash and due from banks	$ 686.0	$ 620.5	$ 612.9	$ 629.0	$ 623.5
Short-term investments	46.9	471.1	538.2	327.4	24.4
Securities	4,115.3	4,505.3	4,560.2	4,031.0	4,162.0
Mortgage loans held for sale	100.3	87.1	78.1	87.4	112.0
Loans:
Commercial	3,760.4	3,912.8	3,997.9	3,655.8	3,636.8
Small business	3,416.1	3,271.8	3,241.1	3,428.5	3,401.3
Consumer	8,815.8	8,596.4	8,480.2	8,417.7	8,291.5

Total loans	15,992.3	15,781.0	15,719.2	15,502.0	15,329.6
Reserve for loan losses	(227.1)	(228.7)	(227.6)	(235.2)	(235.1)

Loans, net	15,765.2	15,552.3	15,491.6	15,266.8	15,094.5
Intangible assets:
Goodwill	337.4	337.4	337.4	337.4	337.4
Mortgage servicing rights	1.3	1.5	1.6	0.4	125.3
Other intangible assets	28.3	29.9	31.7	33.5	35.4
Other assets	1,003.9	628.6	656.4	640.5	796.6

Total assets	$ 22,084.6	$ 22,233.7	$ 22,308.1	$ 21,353.4	$ 21,311.1

Liabilities
Noninterest-bearing deposits	$ 3,171.2	$ 3,138.0	$ 3,264.2	$ 3,245.5	$ 3,224.5
Interest-bearing deposits	13,927.0	14,436.4	14,114.7	13,496.2	13,153.1

Total deposits	17,098.2	17,574.4	17,378.9	16,741.7	16,377.6
Short-term borrowings	910.7	591.6	555.3	545.9	793.2
Other liabilities	206.5	247.7	521.4	249.1	342.9
Debt	1,762.5	1,825.8	1,910.6	1,925.2	1,956.0

Total liabilities	19,977.9	20,239.5	20,366.2	19,461.9	19,469.7

Shareholders' equity
Common stock	336.6	332.0	328.5	327.6	326.2
Surplus	643.0	597.8	563.0	551.8	540.1
Retained earnings	1,450.7	1,402.5	1,347.5	1,301.2	1,255.5
Treasury stock	(312.7)	(315.4)	(297.6)	(289.9)	(267.5)
Accumulated other comprehensive
income	3.8	(8.0)	15.2	18.9	5.2
Unearned compensation	(14.7)	(14.7)	(14.7)	(18.1)	(18.1)

Total shareholders' equity	2,106.7	1,994.2	1,941.9	1,891.5	1,841.4

Total liabilities and shareholders' equity	$ 22,084.6	$ 22,233.7	$ 22,308.1	$ 21,353.4	$ 21,311.1

FINANCIAL INFORMATION (Cont.)
(Unaudited)
SELECTED FINANCIAL DATA	2Q 2005	1Q 2005	4Q 2004	3Q 2004	2Q 2004

Net income per common share	$0.51	$0.56	$0.50	$0.50	$0.48
Net income per common share - assuming dilution	$0.50	$0.54	$0.49	$0.49	$0.47
Return on average assets	1.44%	1.54%	1.41%	1.44%	1.46%
Return on average equity	15.64%	17.41%	16.18%;	16.40%	16.11%
Net interest margin--taxable equivalent	3.91%	3.91%	3.90%	3.90%	4.00%
Efficiency ratio	55.74%	52.82%	56.12%	55.97%	51.91%
Common shares outstanding (000s)	159,019	156,401	155,245	155,061	155,174
Average common shares outstanding (000s)(1)	156,195	154,424	153,845	153,908	153,805
Average common shares outstanding (000s)
- assuming dilution(1)	160,371	158,199	157,240	156,899	156,353
Book value per common share	$13.34	$12.84	$12.60	$12.31	$11.98
Tangible book value per common share	$11.03	$10.48	$10.21	$9.90	$9.55
Tangible equity as a % of tangible assets	8.02%;	7.44%	7.17%	7.25%	7.01%
Average equity as a % of average assets	9.20%	8.84%	8.72%	8.77%	9.06%
Leverage ratio	8.27%	7.72%	7.51%	7.46%	7.69%
CREDIT QUALITY DATA
($ in thousands)
Nonperforming loans	$79,792	$62,193	$65,086	$64,328	$64,761
Foreclosed assets	9,373	8,901	11,685	11,143	11,930
Excess bank-owned property	1,751	1,878	986	264	265

Total nonperforming assets	$90,916	$72,972	$77,757	$75,735	$76,956

Loans 90 days or more past due	$8,474	$8,283	$9,569	$8,743	$9,074
Provision for loan losses	$14,000	$15,700	$12,000	$12,250	$12,000
Net charge-offs	$15,593	$14,543	$13,659	$12,094	$11,262
Reserve for loan losses	$227,138	$228,731	$227,574	$235,233	$235,077
Net charge-offs as a % of average loans	0.39%	0.37%	0.35%	0.31%	0.32%
Reserves as a % of total loans	1.42%	1.45%	1.45%	1.52%	1.53%
Reserves as a % of nonperforming loans	284.66%	367.78%	349.65%	365.68%	362.99%
Nonperforming loan ratio	0.50%	0.39%	0.41	0.41%	0.42%
Nonperforming asset ratio	0.57%	0.46%	0.49%	0.49%	0.50%
(1) net of uncommitted ESOP shares

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST							QUARTER		ENDED
AND RATES
(Average balances $ in millions,
taxable-equivalent interest $ in thousands)	Ju	ne 30,	20	05	March	31,	2005				June 30,	2004

	Average				Average					Average
	Balance	Interest		Rate	Balance		Interest	Ra	te	Balance	Interest		Rate

Assets
Interest-earning assets:
Loans	$ 15,910.0	$ 246,498		6.21%	$ 15,678.6		$ 233,428		6.03%	$ 14,252.5	$ 198,482		5.60%
Securities	4,492.7	48,711		4.34	4,424.4		47,531		4.30	4,070.5	40,395		3.97
Short-term investments	156.2	1,133		2.91	497.9		3,108		2.53	206.0	647		1.27
Mortgage loans held for sale	83.0	1,211		5.83	67.7		975		5.76	162.7	2,029		4.99

Total interest-earning assets	20,641.9	$297,553		5.78%	20,668.6		$285,042		5.57%	18,691.7	$241,553		5.19%

Reserve for loan losses	(229.4)				(227.2)					(228.1)
Noninterest-earning assets	1,671.6				1,837.1					1,630.0

Total assets	$ 22,084.1				$ 22,278.5					$ 20,093.6

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW/Money market/Savings accounts	$ 7,791.4	$ 29,300		1.51%	$ 7,894.6		$ 24,589		1.26%	$7,309.5	$13,906		0.77%
Other consumer time deposits	3,351.3	23,639		2.83	3,376.2		21,882		2.63	2,670.7	16,146		2.43
Public fund certificates of deposit
of $100,000 or more	993.0	7,297		2.95	974.0		5,922		2.47	816.7	2,440		1.20
Certificates of deposit of $100,000 or more	1,217.7	9,730		3.21	1,247.2		9,363		3.04	1,084.9	7,438		2.76
Foreign time deposits	817.7	5,267		2.58	807.7		4,182		2.10	651.6	1,379		0.85

Total interest-bearing deposits	14,171.1	75,233		2.13	14,299.7		65,938		1.87	12,533.4	41,309		1.33
Short-term borrowings	653.2	4,077		2.50	525.8		2,498		1.93	664.5	1,234		0.75
Debt	1,786.4	16,800		3.73	1,861.1		16,492		3.54	1,583.9	12,997		3.25

Total interest-bearing liabilities	16,610.7	$ 96,110		2.32%	16,686.6		$ 84,928		2.06%	14,781.8	$55,540		1.51%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	3,184.8				3,253.8					3,185.7
Other liabilities	257.5				367.8					305.3

Total noninterest-bearing liabilities	3,442.3				3,621.6					3,491.0

Total shareholders' equity	2,031.1				1,970.3					1,820.8

Total liabilities and shareholders' equity	$ 22,084.1				$ 22,278.5					$ 20,093.6

Net interest income/margin		$ 201,443		3.91%			$ 200,114		3.91%		$ 186,013		4.00%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
AVERAGE BALANCES, INTEREST AND RATES (Average balances $ in millions, taxable-equivalent interest $ in thousands)				SIX	MONTHS	ENDED

	Ju	ne 30,	2005			June	30,	2004

	Average					Average
	Balance	Interest		Rate		Balance	Interest		Rate

Assets
Interest-earning assets:
Loans	$ 15,795.0	$479,926		6.12%		$ 13,624.3	$383,682		5.66%
Securities	4,458.7	96,242		4.32		4,017.6	81,941		4.08
Short-term investments	326.1	4,241		2.62		203.7	1,305		1.29
Mortgage loans held for sale	75.4	2,186		5.80		156.6	4,092		5.22

Total interest-earning assets	20,655.2	$582,595		5.68%		18,002.2	$471,020		5.25%

Reserve for loan losses	(228.3)					(221.1)
Noninterest-earning assets	1,753.9					1,538.6

Total assets	$ 22,180.8					$ 19,319.7

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW/Money market/Savings accounts	$ 7,842.8	$ 53,889		1.39%		$ 7,072.2	$ 26,021		0.74%
Other consumer time deposits	3,363.7	45,521		2.73		2,426.6	30,914		2.56
Public fund certificates of deposit
of $100,000 or more	983.5	13,219		2.71		816.0	4,813		1.19
Certificates of deposit of $100,000 or more	1,232.4	19,093		3.12		994.8	13,886		2.81
Foreign time deposits	812.7	9,449		2.34		645.7	2,736		0.85

Total interest-bearing deposits	14,235.1	141,171		2.00		11,955.3	78,370		1.32
Short-term borrowings	589.8	6,575		2.25		878.9	3,526		0.81
Debt	1,823.5	33,292		3.63		1,342.8	23,080		3.40

Total interest-bearing liabilities	16,648.4	$181,038		2.19%		14,177.0	$104,976		1.48%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	3,219.1					3,051.9
Other liabilities	312.5					279.6

Total noninterest-bearing liabilities	3,531.6					3,331.5

Total shareholders' equity	2,000.8					1,811.2

Total liabilities and shareholders' equity	$ 22,180.8					$ 19,319.7

Net interest income/margin		$401,557		3.91%			$366,044		4.09%

FINANCIAL INFORMATION (Cont.)
(Unaudited)
MORTGAGE BANKING
($ in thousands)	2Q 2005	1Q 2005	4Q 2004	3Q 2004	2Q 2004

Mortgage loan servicing fees	$ 251	$ 1,097	$ 3,551	$ 8,671	$ 8,227
Mortgage loan origination fees	1,187	966	1,059	1,146	1,387
Gains on sales of mortgage loans	3,606	2,901	2,492	3,159	4,069
Loss on sale of mortgage servicing rights	--	(212)	(926)	(982)	--
Amortization of mortgage servicing rights	(121)	(121)	(123)	(6,293)	(7,443)
Reversal of temporary impairment of
mortgage servicing rights	--	--	--	--	24,000

Mortgage banking	$ 4,923	$ 4,631	$ 6,053	$ 5,701	$ 30,240

MERGER EXPENSE DETAIL*
($ in thousands)
	2Q 2005	1Q 2005	4Q 2004	3Q 2004	2Q 2004

Salaries and benefits	$ --	$ --	$ 245	$ 662	$ 1,034
Occupancy and equipment	--	--	--	5	450
Data processing	--	--	34	178	374
Advertising and promotional expense	159	179	33	636	632
Stationery and supplies, postage
and telecommunications	280	--	6	170	128
Other operating expense	1,431	5,022 **	420	672	562

Total merger costs	$ 1,870	$ 5,201	$ 738	$ 2,323	$ 3,180

* Includes merger expenses related to the pending acquisition of Hibernia Corporation by Capital One Financial Corporation and merger expenses related to the acquisition of Coastal Bancorp Inc. in May 2004.

** Includes $5.0 million of investment banking fees associated with the pending acquisition of Hibernia Corporation by Capital One Financial Corporation.